Exhibit 99.1

PRESS RELEASE

CONTACTS:

Christian Gunning Vice President, Corporate Communications cgunning@boingo.com (310) 586-4009	Andrew Greenebaum / Laura Foster Addo Communications andrewg@addocommunications.com / lauraf@addocommunications.com (310) 829-5400

Boingo Wireless Reports Third Quarter 2012 Financial Results

LOS ANGELES — November 8, 2012 — Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Financial Highlights

Boingo Wireless reported revenue of $26.0 million, compared to $24.7 million for the third quarter of 2011, an increase of 5.4 percent.

Net income attributable to common stockholders was $2.8 million, or $0.07 per diluted share.  This is compared to net income attributable to common stockholders of $1.7 million, or $0.05 per diluted share, for the third quarter of 2011.

Adjusted EBITDA was $8.4 million, compared to $8.2 million for the third quarter of 2011, an increase of 2.5 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Management Commentary

“Boingo’s third quarter financial performance was in-line to ahead of our expectations and demonstrates continued progress against our strategic growth initiatives,” said David Hagan, President and Chief Executive Officer of Boingo Wireless. “Benefitting from the acquisition of Cloud Nine Media, we saw strong growth in sponsorship revenue during the quarter and are optimistic about the long-term prospects for this revenue stream.  At the same time, we expanded our network footprint to over 550,000 global hotspots, which include significant new roaming partnerships and M&O network additions.”

Mr. Hagan continued, “Core to our investment thesis is the continued exponential growth in mobile data and the opportunity this growth creates for carriers to offload traffic from their cellular networks onto our Wi-Fi network. As such, we are very pleased to announce that we signed a U.S. based tier 1 carrier to a global roaming contract subsequent to quarter-end.”

Business Highlights

Key accomplishments include:

•                  An agreement with a U.S. based tier 1 carrier for global roaming.

•                  A partnership with the Competitive Carriers Association (CCA) to offer Wi-Fi offload solutions to CCA carrier members.

•                  An agreement with the City of Dallas to manage and operate Wi-Fi services throughout the Dallas Love Field Airport (DAL).

•                  An agreement to manage and operate Wi-Fi services at the three most highly-trafficked airports in Norway: Oslo Airport (OSL); Bergen Airport, Flesland (BGO); and Stavanger Airport, Sola (SVG).

•                  A bi-lateral agreement with Linktel Corporate, a leading Brazilian wireless service provider, for Boingo customers to access over 1,400 additional hotspots throughout Brazil.

•                  The introduction of an updated version of its Wi-Finder app for iOS to include a data tracker to help monitor usage, and a VPN for Macbook and Window users.

•                  Strong sponsorship activity included:

•                  Google Offers to expand its sponsorship of Boingo Wi-Fi from six New York subway stations and more than 200 Manhattan hotzones, to 24 additional locations across the country.

•                  Google Play to offer complimentary Boingo Wi-Fi access at more than 4,000 U.S. hotspots.

•                  A Microsoft offer for complimentary Boingo Wi-Fi access at high-traffic New York and San Francisco locations.

Business Outlook

Boingo Wireless is revising guidance for the full year ending December 31, 2012, as follows:

Full Year 2012

•                  Revenue is expected to be in the range of $101.0 million to $103.0 million.

•                 Adjusted EBITDA is expected to be in the range of $30.5 million to $32.5 million.

•                  Net income attributable to common stockholders is expected to be in the range of $7.5 million to $8.5 million, or $0.21 to $0.23 per diluted share.

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its third quarter 2012 financial results beginning at 4:30 pm ET (1:30 pm PT), today, November 8, 2012. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0789 ten minutes prior to the scheduled start time. International callers should dial (201) 689-8562. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible preferred stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest expense (income), net. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 550,000 hotspots worldwide. With a single account, Boingo users and Boingo’s wholesale partners can access the mobile Internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo, through its Concourse Communications Group subsidiary, operates Wi-Fi and/or Cellular DAS networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as restaurants and retail establishments. The company’s Cloud Nine media platform enables brand advertisers to reach a captive audience through high engagement Wi-Fi sponsorships. For more information about Boingo, please visit http://www.boingo.com and http://cloudnine.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on the company’s current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s Form 10-K for the year ended December 31, 2011 filed with the SEC on April 13, 2012 and Form 10-Q for the quarter ended June 30, 2012 filed with the SEC on August 14, 2012.  Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the company’s actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$26,017	$24,688	$74,506	$68,659
Costs and operating expenses:
Network access	10,061	9,647	29,577	27,153
Network operations	3,693	4,097	10,895	11,765
Development and technology	2,300	2,449	7,792	7,192
Selling and marketing	2,567	1,955	7,237	5,410
General and administrative	2,971	3,236	9,455	8,610
Amortization of intangible assets	296	323	778	1,392
Total costs and operating expenses	21,888	21,707	65,734	61,522
Income from operations	4,129	2,981	8,772	7,137
Interest and other (expense) income, net	33	13	170	(292)
Income before income taxes	4,162	2,994	8,942	6,845
Income taxes	1,101	1,194	2,468	1,985
Net income	3,061	1,800	6,474	4,860
Net income attributable to non-controlling interests	284	138	579	420
Net income attributable to Boingo Wireless, Inc.	2,777	1,662	5,895	4,440
Accretion of convertible preferred stock	—	—	—	(1,633)
Net income attributable to common stockholders, basic	$2,777	$1,662	$5,895	$2,807

Net income per share attributable to common stockholders:
Basic	$0.08	$0.05	$0.17	$0.13
Diluted	$0.07	$0.05	$0.16	$0.11

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	35,080	33,139	34,618	20,865
Diluted	37,337	36,678	37,324	24,453

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$57,350	$93,933
Restricted cash	465	465
Marketable securities	37,219	—
Accounts receivable, net of allowances of $92 and $107, respectively	12,019	7,382
Prepaid expenses and other current assets	2,152	1,103
Deferred tax assets	2,088	2,366
Total current assets	111,293	105,249
Property and equipment, net	45,971	39,717
Goodwill	26,744	25,512
Other intangible assets, net	10,547	9,511
Deferred tax assets	4,781	4,083
Other assets	4,946	4,848
Total assets	$204,282	$188,920

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,293	$4,573
Accrued expenses and other liabilities	10,949	12,759
Deferred revenue	17,817	13,575
Current portion of capital leases	42	205
Total current liabilities	34,101	31,112
Deferred revenue, net of current portion	27,108	27,754
Long-term portion of capital leases	140	197
Other liabilities	307	778
Total liabilities	61,656	59,841

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 35,162 and 33,584 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	4	3
Additional paid in capital	178,372	170,721
Accumulated deficit	(35,947)	(41,842)
Total common stockholders’ equity	142,429	128,882
Non-controlling interests	197	197
Total stockholders’ equity	142,626	129,079
Total liabilities, convertible preferred stock and stockholders’ equity	$204,282	$188,920

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities
Net income	$6,474	$4,860
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	11,672	8,894
Amortization of intangible assets	778	1,392
Stock-based compensation	2,163	2,275
Forgiveness of notes receivable from stockholder	—	103
Excess tax benefits from stock-based compensation	(1,531)	—
Change in fair value of preferred stock warrants	—	140
Change in deferred income taxes	(420)	(857)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(4,053)	2,054
Unbilled receivables	671	(304)
Prepaid expenses and other assets	1,767	54
Accounts payable	(821)	55
Accrued expenses and other liabilities	(3,552)	419
Deferred revenue	3,596	901
Net cash provided by operating activities	16,744	19,986
Cash flows from investing activities
Increase in restricted cash	—	(65)
Purchase of marketable securities	(52,232)	—
Sales of marketable securities	15,013	1,000
Purchases of property and equipment	(15,755)	(13,154)
Acquisition, net of cash acquired	(3,185)	—
Contractual payments related to business acquisition	(14)	(127)
Net cash used in investing activities	(56,173)	(12,346)
Cash flows from financing activities
Excess tax benefits from stock-based compensation	1,531	—
Proceeds from exercise of stock options	2,124	602
Payments of capital leases	(189)	(330)
Payments to non-controlling interests	(620)	(547)
Proceeds from issuance of common stock upon initial public offering	—	48,297
Offering costs	—	(2,529)
Net cash provided by financing activities	2,846	45,493
Net increase in cash and cash equivalents	(36,583)	53,133
Cash and cash equivalents at beginning of period	93,933	25,721
Cash and cash equivalents at end of period	$57,350	$78,854
Supplemental disclosure of cash flow information
Cash paid for taxes	650	$1,194
Supplemental disclosure of non-cash investing and financing activities
Conversion of convertible preferred stock into common stock	—	124,602
Property and equipment and software maintenance costs in accounts payable, accrued expenses and other liabilities	4,129	2,247
Accretion of convertible preferred stock	—	1,633
Exercise and conversion of preferred stock warrants into common stock	—	272

Boingo Wireless, Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income attributable to common Stockholders	$2,777	$1,662	$5,895	$2,807
Depreciation and amortization of Property and equipment	3,798	3,555	11,672	8,894
Accretion of convertible preferred stock	—	—	—	1,633
Income tax expense	1,101	1,194	2,468	1,985
Amortization of intangible assets	296	323	778	1,392
Stock-based compensation expense	218	1,374	2,163	2,275
Non-controlling interests	284	138	579	420
Interest expense (income), net	(33)	(13)	(170)	292
Adjusted EBITDA	$8,441	$8,233	$23,385	$19,698